Earnings Call Presentation – 2Q 2021 Second Quarter 2021 Earnings July 29, 2021

Earnings Call Presentation – 2Q 2021 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts. Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this presentation. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict and are not guarantees of future performance. Among the general factors that could cause actual results and financial condition to differ materially from estimated results and financial condition are those factors listed in periodic reports filed by Kemper Corporation with the Securities and Exchange Commission (“SEC”). The COVID-19 outbreak and subsequent global pandemic (“Pandemic”) is an extraordinary event that creates unique uncertainties and risks. Kemper cannot provide any assurances as to the impacts of the Pandemic and related economic conditions on the Company’s operating and financial results. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation, including any such statements related to the Pandemic. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non-GAAP financial measures have been reconciled to the most comparable GAAP financial measure. Preliminary Matters 2

Earnings Call Presentation – 2Q 2021 Deliver low double-digit ROE2 over time Create Long-Term Shareholder Value Leverage competitive advantages to grow returns and BVPS1 over time ¹ Book value per share 2 Return on equity Sustainable competitive advantages and build core capabilities Growing returns and book value per share over time Diversified sources of earnings; Strong capital/liquidity positions; Disciplined approach to capital management Consumer-related businesses with opportunities that: • Target specialty markets • Have limited, weak or unfocused competition • Require unique expertise (underwriting, claim, distribution, analytics and other) Strategic focus: 3

Earnings Call Presentation – 2Q 2021 Second Quarter 2021 Highlights Swift re-opening from Pandemic creates short-term headwinds to auto insurance businesses Strong growth offset by a number of industry-related environmental challenges • Specialty P&C produced strong PIF3 and DWP3,4 growth of 5.5% and 13.2% excluding Classic Car • Earnings were pressured in P&C by environmental trends impacting frequency and severity and by certain Florida PIP5 rulings • Life & Health experienced improved sales and higher persistency; COVID-related mortality subsiding 2nd Quarter Overview Near-term environmental pressures but well positioned to produce long-term shareholder value • Net loss of $63 million ($0.97 per share), as reported, or $53 million ($0.82 per share), as adjusted • Adjusted consolidated net operating loss1 of $99 million ($1.54 per share), as reported, or $89 million ($1.39 per share), as adjusted • 6% ROAE2, 11% ROAE2 excluding net unrealized gains on fixed maturities and goodwill1 • BVPS ex. net unrealized gains on fixed maturities and goodwill1 decreased 1% (AAC goodwill 8% dilutive) • Generated $422 million of operating cash flow over the trailing 12 months • Closed on American Access Casualty (“AAC”) acquisition April 1 Shareholder Value Creation ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 23-33; 2 Return on average shareholders’ equity (5-point average); 3 As adjusted for acquisition; see reconciliation on Pages 23-33; 4 Normalized for premium credits; 5 Personal Injury Protection Strong capital and liquidity position continues to provide financial flexibility • Repurchased $112 million worth of shares in 2Q’21 • Holding company remains a source of strength for subsidiaries with more than $900 million of liquidity • Debt-to-capital ratio of 20.7% is within target range of 17-22% Capital Management and Financial Strength 4

Earnings Call Presentation – 2Q 2021 Anticipated environmental challenges emerged more rapidly than expected; taking proactive corrective actions to return to target profitability Second Quarter Financial Highlights 11% ROATCE and TBV per common share excluding unrealized gains1 decreased 1% primarily due to AAC As Reported As Adjusted1 Quarter Ended Quarter Ended (Dollars in millions, except per share amounts) Jun 30, 2021 Jun 30, 2020 Jun 30, 2021 Jun 30, 2020 Net Income $(63) $126 $(53) $149 Net Income – Per Diluted Share $(0.97) $1.91 $(0.82) $2.25 Adjusted Consolidated Net Operating Income1 $(99) $79 $(89) $97 Adj. Consolidated Net Op. Income – Per Diluted Share1 $(1.54) $1.20 $(1.39) $1.47 Catastrophe Losses $35 $28 AAC goodwill diluted TBVPS by $3.07 Tangible Book Value Per Common Share excluding unrealized gains1 $37.77 $38.07 Return on Avg. Tangible Common Equity1 10.8% 18.8% Dividend Paid to Shareholders Per Share $0.31 $0.30 Specialty PIF growth (ex. Classic Car) 19.4% 7.5% 5.5% 6.8% 5 ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 23-33

Review of Net Operating Income

Environmental challenges pressured short-term operating income

Dollars per Unrestricted Share - Diluted	Three Months Ended, As Reported Jun. 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Variance QoQ
Net Income	**$ (0.97)**	**$ 1.85**	**$ 1.46**	**$ 1.83**	**$ 1.91**	**(2.88)**
(Income) Loss from Change in FV of Equity & Convertible Securities	(0.50)	(0.62)	(0.86)	(0.53)	(0.86)	0.36
Investment Related (Gains)/Losses	(0.24)	(0.16)	-	(0.12)	(0.14)	(0.10)
Net Impairment Losses	0.04	0.05	(0.01)	0.01	0.08	(0.04)
Acquisition Related Transaction, Integration & Other Costs	0.13	0.19	0.24	0.17	0.21	(0.08)
Debt Extinguishment, Pension and Other Charges	-	-	0.76	-	-	-
Adj. Consolidated Net Operating Income[1]	**(1.54)**	**1.31**	**1.59**	**1.36**	**1.20**	**(2.74)**
Sources of Volatility:						
Income (Loss) After-Tax From:						
Catastrophes	(0.43)	(0.33)	(0.07)	(0.80)	(0.34)	(0.09)
Solar Investment	0.01	0.20	0.05	-	-	0.01
Prior-year Reserve Development	(1.01)	-	(0.10)	(0.10)	(0.22)	(0.79)
Alternative Investment Income	0.38	0.32	0.27	0.12	(0.14)	0.52
All Other*	(0.15)	(0.03)	(0.05)	(0.05)	-	(0.15)
Total from Sources of Volatility	$ (1.20)	$ 0.16	$ 0.10	$ (0.83)	$ (0.70)	$ (0.50)

Despite near-term challenges, business model well positioned to produce high-quality long-term earnings

[1] Non-GAAP financial measure; see reconciliation in appendix pages 23-33
**All Other includes refinement of CEI estimate and impact of purchase accounting*

KEMPER Earnings Call Presentation – 2Q 2021 | 6

Consistent Capital Generation and Attractive Returns

Despite recent pressure, positioned for steady long-term growth

Total Adjusted Return of BVPS Ex. Unrealized Gains on Fixed Maturities and Goodwill



Growth 47%
$29.66
$31.21
$31.10
$40.27
$40.70
$42.58
$44.41
$46.76
$48.29
$43.50
2016
2017
2018
2019
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
Book Value Per Share ex. Goodwill and Unrealized[1]
Cumulative Dividends Per Share Paid

- AAC goodwill diluted TBVPS by $3.07
- Long-term BVPS growth reflects efficient capital deployment decisions and focus on intrinsic value creation

Return on Shareholders' Equity



1.1%
0.9%
8.0%
6.6%
11.4%
8.3%
24.7%
16.3%
19.5%
13.0%
18.8%
12.8%
17.9%
12.3%
16.3%
11.3%
18.1%
12.6%
10.8%
7.5%
2016
2017
2018
2019
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
ROATCE[2]
ROE ex. Unrealized Gains on Fixed Maturities[3]

- Attractive returns on equity through economic cycles
- ROATCE measure appropriately captures investors compensation on tangible equity

[1] *Non-GAAP financial measure; please see reconciliation in appendix on pages 23-33*
[2] *Return on average tangible common equity (rolling 5 point avg.); please see reconciliation in appendix on pages 23-33*
[3] *Return on average shareholder's equity excluding unrealized gains on fixed maturities (rolling 5 point avg.); please see reconciliation in appendix on pages 23-33*

KEMPER
Earnings Call Presentation – 2Q 2021
7

Earnings Call Presentation – 2Q 2021 27.6% 21.9% 23.0% 16.4% 20.4% 20.7% 2016 2017 2018 2019 2020 2Q21 Debt-to-Capital <30% Strong Balance Sheet with Well-Funded Insurance Entities Significant capital and liquidity positions Debt Cash Flow from Operating Activities $2.7B $4.8B$4.0B$2.7B Total Capitalization Parent Company Liquidity Risk-Based Capital Ratios $299 $197 $101 $207 $733 $215 $385 $385 $540 $660 $700 $704 2016 2017 2018 2019 2020 2Q21 Borrowings Available Under Credit Agreement & from Subs HoldCo Cash & Investments (M M ) 415 430 410 355 340 355335 290 285 365 330 275 2016 2017 2018 2019 2020 2Q21 Life & Health P&C (ex. AU & AACC) (% ) $684 $867 $641$582 (M M ) $241 $241 $539 $534 $448 $422 2016 2017 2018 2019 2020 2Q21 TTM $1,433 $5.7B Substantial financial flexibility for growth, investments and capital management $5.4B 8 $919

Earnings Call Presentation – 2Q 2021 Capital Actions Taken in 2021 Approximately $580 million of capital management actions taken through June 30, 2021 9 • $159 million worth of common stock repurchased through 2Q’21 - 2.0 million shares repurchased - Roughly 3% of outstanding shares • Repaid $50 million of our term loan due in 2023 in 1Q’21 • Third consecutive annual increase in dividend to $1.24 from $1.20 (at February 2021 Board meeting) • Closed on acquisition of American Access Casualty April 1 (~$371 million purchase price) Demonstrates strong capital stewardship and value creation for shareholders

Earnings Call Presentation – 2Q 2021 3.2% 4.2% 4.5% 4.5% 5.0% 0.2% 0.9% 0.1% 2Q20* 3Q20 4Q20 1Q21 2Q21 53% 17% 5% 6% 6% 4% 9% Other States/ Munis 64% 30% 4% 2% Diversified & Highly-Rated Portfolio Fixed Maturity Ratings $7.8 Billion A or Higher ≤ CCC B / BB BBB Diversified Portfolio with Consistent Returns Note: Charts may not balance due to rounding ¹ Equity securities excludes $326 million of Other Equity Interests of LP/LLC’s that have been reclassified into Alternative Investments • Net investment income and portfolio yield benefitted from strong alternative investment performance • Investment portfolio is designed for growth of both income and total return • Stable investment income supports long- term business objectives $80 $81 $81 $76 $82 $(12) $11 $22 $27 $32 2Q20 3Q20 4Q20 1Q21 2Q21 Core Portfolio Alternative Inv. Portfolio Net Investment Income¹ (M M ) $68 $114$103$103$92 Overview Corporates Short-term Alternatives¹ Equity¹ U.S. Gov’t Portfolio Composition Pre-Tax Equiv. Annualized Book Yield $10.4 Billion 10 *90 BPS adverse impact from alternatives Annualized Solar Yield

Earnings Call Presentation – 2Q 2021 Solar Energy Investment: In Line with Environmental Impact Goals $100 million commitment to solar energy partnership investment generating attractive returns 11 • In conjunction with Sunrun, invested in a diversified basket of residential solar energy projects • Opportunity to provide renewable energy solutions for homeowners that benefits the environment • Expect to earn an attractive return that will primarily be recognized as tax credits / deductions as well as operating cash flows - Due to tax profile of transaction, this investment needs to be evaluated on after-tax basis • Majority of financial benefits will be recognized over the next two years - Will reduce our Effective Tax Rate over next two years - Largest impact is expected to have taken place in 1Q’21 Reporting on Income Statement Line Items Continue to optimize our capital management through investments with attractive returns and cash flows Key Metrics ($ in millions, except per share data) 4Q’20 1Q’21 2Q’21 Cumulative Revenue Reduction $ -- $15.4 $7.7 $23.1 Per Share $ -- $(0.23) $(0.12) $(0.35) Tax Credit / Deductions $3.2 $28.6 $8.6 $40.4 Per Share $0.05 $0.43 $0.13 $0.61 Net Benefit $3.2 $13.2 $0.9 $17.3 Per Share $0.05 $0.20 $0.01 $0.26

Earnings Call Presentation – 2Q 2021 Environmental Challenges Impacting P&C Segments Re-opening and other factors are driving up frequency and severity 12 Impacts on Current Accident Year • Frequency up 45% - 50% vs 2Q’20 (low due to Pandemic) - QTD May’21 miles driven up 40%1 vs QTD May‘20 (low due to Pandemic) - Driving patterns have changed from pre-Pandemic norms (time of day, duration and distance of trips) • Severity up 8% - 10% vs 2Q’20 - Supply chain issues (i.e., parts, supplies and rental cars) - Labor shortages (i.e., understaffed auto body shops increasing repair time and higher wages) - Social inflation expanding into lower limit policies during Pandemic reduced frequency Specialty Auto Prior Year Reserve Development Details • Personal Injury Protection (~$55 million) - Driven by recent Florida court decisions (5-year statute of limitations impacts multiple policy years) - Increased litigation activity • Other Coverages (~$25 million) - Environmental (supply chain, labor, etc.) and social inflation impacting open PY2 claims similar to CY3 - Roughly $10 – $15 million of other prior year development driven by social inflation 2Q’21 earnings adversely impacted by environmental factors that pressured current year losses and drove prior year reserve development; proactively taking corrective actions ¹ US DOT Federal Highway Administration 2 Prior year; 3 Current Year

Specialty Property & Casualty Segment[1]

Environmental challenges pressuring short-term profitability

Key Highlights

- Re-opening led to a 17.3 point increase in underlying combined ratio[3]
- 2Q'21 written premium[2] excluding Classic Car increased 13%, led by continued opportunities in core and emerging geographies, and strong commercial vehicle growth
- Integration efforts with AAC progressing as expected

Key Metrics *($ in millions)*	2Q'21	2Q'20	Change to 2Q'20
Earned Premiums	$1,010	$851	19%
Underlying Loss & LAE Ratio[3]	86.8%	67.8%	1,900 bps
Underlying Expense Ratio[3]	19.2%	20.7%	(150) bps
Policies In-Force (000)	2,246	2,149	4.5%
PIF ex. Classic Car (000)	2,242	2,125	5.5%

	PPA (ex. CC) DWP[2]		Population CAGR	
	TTM *($ million)*	YoY Growth	'16-'19	Est. '20-'30
California	$2,076	2.5%	0.3%	0.8%
Florida / Texas	$1,148	12.6%	1.3%	1.6%
Expansion States	$252	13.9%	1.0%	1.1%
Other	$169	0.6%	0.3%	0.4%
Total	$3,646	6.1%		
US				0.6%
Hispanic				1.6%

Note: Chart may not balance due to rounding

Underlying Combined Ratio[3]



(%)
88.6
90.6
2Q20
85.6
88.8
3Q20
90.4
89.2
4Q20
92.5
92.5
1Q21
105.9
99.3
2Q21
QTD
YTD

Strength of franchise continues to create long-term value for our stakeholders

Source: Population growth sources include U.S. Census Bureau and The Association Institute
[1] As adjusted for acquisition; see reconciliation on Pages 23-33; [2] Normalized for premium credits;
[3] Non-GAAP financial measure; see reconciliation in appendix on pages 23-33; excludes impact of purchase accounting

KEMPER Earnings Call Presentation – 2Q 2021 | 13

Earnings Call Presentation – 2Q 2021 Preferred Property & Casualty Insurance Segment Environmental pressure impacting current results as repositioning of business continues Key Highlights 88.6 96.8 103.1 97.6 111.3 77.8 80.4 77.6 78.8 89.1 2Q20 3Q20 4Q20 1Q21 2Q21 Underlying Combined Ratio¹ Auto Home & Other Profitability impacted by frequency and severity challenges associated with re-opening from Pandemic ¹ Non-GAAP financial measure; please see reconciliation in appendix on pages 23-33 • Underlying combined ratio in segment increased to 103% for the quarter - Primarily driven by re-opening auto frequency and severity trends • Home & Other absorbed seasonally-elevated catastrophe activity driven by small wind/hail events - While 2Q21 was slightly elevated from historical perspective, no change to full year expected catastrophe impact range (% ) 14 Key Metrics ($ in millions) 2Q’21 2Q’20 Change to 2Q’20 Auto Earned Premiums $104 $99 4.4% Policies In-Force (000) 212 232 (8.7)% Home & Other Earned Premiums $60 $65 (7.4)% Policies In-Force (000) 211 224 (5.8)%

Earnings Call Presentation – 2Q 2021 Life & Health Insurance Segment Environment beginning to normalize Note: Chart may not balance due to rounding ¹ Excludes other income and solar credit impairment (M M ) • Benefits and incurred losses returning to pre-pandemic levels, in-line with national trends • Life Earned Premium increased $4.9M (5%) in Q2’21 to $100.6M, due to increased persistency and new sales - Historically high Life persistency of 94%; improvement of 6 - 9 points over pre-Pandemic levels (2016-2019) - Annualized life new business sales surpassed pre-pandemic levels - Despite high Pandemic-related mortality, face value of in-force continues to increase Key Highlights $163 $161 $162 $161 $164 $44 $51 $53 $51 $52 2Q20 3Q20 4Q20 1Q21 2Q21 Revenues1 Earned Premiums Net Investment Income $217$215$211$207 $212 Business positioned for profitable growth 15 Key Metrics ($ in millions) 2Q’21 2Q’20 Change to 2Q’20 L&H Net Operating Income $13 $16 (19.3)% Life Face Value of In-Force $20,295 $19,603 3.5% Policies In-Force (000) 3,338 3,390 (1.5)%

Earnings Call Presentation – 2Q 2021 Appendix 16

A Leading Specialized Insurer

Taking advantage of a diversified portfolio of niche businesses….

KEMPER

Founded in 1990 and headquartered in Chicago, with subsidiaries writing policies since 1911

~$15B	~6.6M	~34,000	~10,000
Assets	Policies	Agents/Brokers	Employees

KEMPER Auto

Specialty P&C insurance providing personal and commercial automobile insurance products

KEMPER Personal Insurance

Preferred personal lines insurance providing preferred automobile, homeowners and other personal insurance products

KEMPER Life & Health

Life and health insurance providing life, supplemental benefits, and other property insurance products

….to create value for all our stakeholders

KEMPER

Earnings Call Presentation – 2Q 2021 | 17

Earnings Call Presentation – 2Q 2021 Capital Deployment Priorities Dedicated to being good stewards of capital Management and capital deployment priorities focused on maximizing shareholder value 1. Investment in the business • Fund profitable organic growth at appropriate risk-adjusted returns • Strategic investments and acquisitions that enhance the business and meet or exceed our ROE targets over time 2. Return capital to shareholders • Repurchase shares opportunistically • Maintain competitive dividends 18

Earnings Call Presentation – 2Q 2021 Below Investment Grade Fixed Maturities Portfolio of $408 Million 19 Portfolio is diversified across different asset types Below investment grade portfolio represents 5% of our fixed maturities portfolio $176.1 $96.2 $90.4 $25.5 $13.1 $5.2 $1.0 43.2% 23.6% 22.2% 6.2% 3.2% 1.3% 0.3% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 Private Senior Private Junior CLO Public Corp Munis Foreign Government Non-Agency MBS B el o w In ve st m en t G ra d e $ A m o u n t (M M ) % o f B el o w In ve st m en t G ra d e Fi xe d M at u ri ti es

Earnings Call Presentation – 2Q 2021 CLO Composition ($770 Million) 20 $89 $518 $50 $23 $90 11.5% 67.3% 6.5% 3.0% 11.7% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $0 $100 $200 $300 $400 $500 $600 AAA AA A BBB High Yield Well-diversified CLO book with 85% of holdings classified ‘A’ or higher $ A m o u n t (M M ) % o f C LO P o rt fo lio CLOs represent 7.4% of investment portfolio

Earnings Call Presentation – 2Q 2021 Alternative Investment Portfolio of $618 Million 21 Portfolio is highly diversified with strategies focused on private credit, private equity and hedge funds Alternative investment portfolio is ~6% of total investments and diversified across underlying investment strategies with primary focus on current income generation $349.5 $113.2 $108.4 $46.6 Private Credit Private Equity Hedge Funds Tax Equity Funds Private Credit ~3% of total investments (57% of Alts portfolio) Diversification across date of investment, industry and geography Private Equity ~ 1% of total investments (18% of Alts portfolio) Diversification across date of investment, industry and geography Hedge Funds < 1% of total investments (18% of Alts portfolio) Diversified in strategies with focus on minimum correlation to public markets and additional liquidity relative to Private Credit and Private Equity strategies Tax Equity Funds < 0.5% of total investments (8% of Alts portfolio)

Earnings Call Presentation – 2Q 2021 2021 Reinsurance Program Both programs were renewed with no significant change • Policy placed at 1/1/21 similar to prior three years • Total coverage: 95% of $225 million in excess of $50 million Catastrophe Reinsurance Program (Multi-Year) • Same coverage as 2020 program • Intended to reduce volatility from high- frequency, low severity events • Coverage – $50 million in excess of $60 million – $500k deductible per storm – Perils: All perils, excluding named storms (e.g., hurricanes) and earthquakes – Covered Line: Property, Fire and Dwelling Aggregate Catastrophe Program 2021 Aggregate Catastrophe Reinsurance Program 22 Retention 3-Year Term Placed 1/1/20 $100M xs $150M 31.67% Placed 3-Year Term Placed 1/1/21 $100M xs $150M 31.67% Placed* 3-Year Term Placed 1/1/20 $100M xs $50M 31.67% Placed 3-Year Term Placed 1/1/21 $100M xs $50M 31.67% Placed* 3-Year Term Placed 1/1/19 $100M xs $50M 31.67% Placed Retention 100% of first $50M R e te n tio n 5 % o f $ 2 2 5 M xs $ 5 0 M 3-Year Term Placed 1/1/19 $100M xs $150M 31.67% Placed 1-Year Term Placed 1/1/21 $25M xs $250M 95% Placed *4% was placed on an annual basis through Reinsurance Facilities

Non-GAAP Financial Measures

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trend in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are generally not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders' equity after excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains on fixed income securities and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

	For the Periods Ended								
	2Q'21	1Q'21	4Q'20	3Q'20	2Q'20	2019	2018	2017	2016
Book Value Per Share	$ 67.67	$ 66.74	$ 69.74	$ 66.47	$ 64.15	$ 59.59	$ 47.10	$ 41.11	$ 38.52
Less: Net Unrealized Gains on Fixed Maturities Per Share	(9.28)	(6.74)	(11.07)	(9.84)	(9.02)	(6.51)	(1.70)	(5.54)	(3.52)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities	$ 58.39	$ 60.00	$ 58.67	$ 56.63	$ 55.13	$ 53.08	$ 45.40	$ 35.57	$ 35.00
Less: Goodwill	(20.62)	(17.13)	(17.02)	(17.03)	(17.06)	(16.72)	(17.18)	(6.28)	(6.30)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Goodwill	$ 37.77	$ 42.87	$ 41.65	$ 39.60	$ 38.07	$ 36.36	$ 28.22	$ 29.29	$ 28.70

KEMPER

Earnings Call Presentation – 2Q 2021 | 23

Earnings Call Presentation – 2Q 2021 Return on Equity Non-GAAP Financial Measures 24 2Q'21 1Q'21 4Q'20 3Q'20 2Q'20 2019 2018 2017 2016 Rolling 12 Month Return on Average Shareholders' Equity (5 Point Avg) 6.4% 11.1% 9.8% 10.8% 11.4% 14.8% 7.7% 5.9% 0.8% Less: Net Unrealized Gains on Fixed Maturities 1.1% 1.5% 1.5% 1.5% 1.4% 1.5% 0.6% 0.7% 0.1% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities (5 Point Avg) 7.5% 12.6% 11.3% 12.3% 12.8% 16.3% 8.3% 6.6% 0.9% Less: Goodwill 3.3% 5.5% 5.0% 5.6% 6.0% 8.4% 3.1% 1.4% 0.2% Rolling 12 Month Return on Average Shareholders' Equity Excluding Net Unrealized Gains on Fixed Maturities and Goodwill (5 Point Avg) 10.8% 18.1% 16.3% 17.9% 18.8% 24.7% 11.4% 8.0% 1.1% For the Periods Ended

Earnings Call Presentation – 2Q 2021 Non-GAAP Financial Measures 25 All Other Volatility Three Months Ended, As Reported Jun. 30, Mar. 31, Dec. 31, Sep. 30, Jun. 30, Variance Dollars per Unrestricted Share - Diluted 2021 2021 2020 2020 2020 QoQ - - All Other Volatility Refinement of CEI Estimate - - - - 0.06 (0.06) Impact of Purchase Accounting (0.15) (0.03) (0.05) (0.05) (0.06) (0.09) Total All Other (0.15) (0.03) (0.05) (0.05) 0.00 (0.15)

Earnings Call Presentation – 2Q 2021 Kemper believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity and Convertible Securities, Net Realized Gains on Sales of Investments and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Debt Extinguishment, Pension and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions are made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. Non-GAAP Financial Measures 26

Non-GAAP Financial Measures

Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Net Income Per Unrestricted Share.

Kemper believes that Diluted Adjusted Consolidated Net Operating Income Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from change in fair value of equity and convertible securities, net realized gains on sales of investments, impairment losses related to investments, acquisition related transaction, integration and other costs and loss from early extinguishment of debt included in Kemper's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process.

	For the Three Months Ended				
Per Unrestricted Share	2Q21	1Q21	4Q20	3Q20	2Q20
Net Income - Diluted	$ (0.97)	$ 1.85	$ 1.46	$ 1.83	$ 1.91
Net (Income) Loss From:					
Change in Fair Value of Equity & Convertible Securities	(0.50)	(0.62)	(0.86)	(0.53)	(0.86)
Net Realized Gains on Sales of Investments	(0.24)	(0.16)	-	(0.12)	(0.14)
Impairment Losses	0.04	0.05	(0.01)	0.01	0.08
Acquisition Related Transaction, Integration and Other Costs	0.13	0.19	0.24	0.17	0.21
Debt Extinguishment, pension and other charges	-	-	0.76	-	-
Adj. Consolidated Net Operating Income - Diluted	$ (1.54)	$ 1.31	$ 1.59	$ 1.36	$ 1.20

KEMPER

Earnings Call Presentation – 2Q 2021 | 27

Earnings Call Presentation – 2Q 2021 Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. The Company believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the Company’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on the combined ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of our insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business. Non-GAAP Financial Measures 28

Non-GAAP Financial Measures

Underlying Combined Ratio – Continued

	For the Three Months Ended				
	2Q21	1Q21	4Q20	3Q20	2Q20
Specialty P&C Insurance					
Combined Ratio as Reported	116.1%	93.5%	91.7%	86.3%	91.0%
Current Year Catastrophe Loss and LAE Ratio	(0.8%)	(0.2%)	(0.6%)	(0.2%)	(0.6%)
Prior Years Non-Catastrophe Losses and LAE	(8.0%)	0.2%	0.2%	(0.2%)	(1.3%)
Prior Years Catastrophe Losses and LAE Ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Underlying Combined Ratio	107.3%	93.5%	91.3%	85.9%	89.1%
Preferred P&C Insurance					
Combined Ratio as Reported	118.9%	105.4%	96.2%	129.9%	102.2%
Current Year Catastrophe Loss and LAE Ratio	(14.8%)	(14.8%)	3.1%	(35.5%)	(12.6%)
Prior Years Non-Catastrophe Losses and LAE	(3.1%)	(0.1%)	(5.6%)	(3.6%)	(5.0%)
Prior Years Catastrophe Losses and LAE Ratio	2.1%	0.2%	(0.1%)	(0.1%)	(0.2%)
Underlying Combined Ratio	103.1%	90.7%	93.6%	90.7%	84.4%
Preferred Auto					
Combined Ratio as Reported	117.3%	99.5%	112.3%	103.5%	100.1%
Current Year Catastrophe Loss and LAE Ratio	(2.7%)	(0.6%)	(0.4%)	(1.6%)	(2.0%)
Prior Years Non-Catastrophe Losses and LAE	(3.5%)	(1.2%)	(9.2%)	(5.3%)	(9.8%)
Prior Years Catastrophe Losses and LAE Ratio	0.2%	(0.1%)	0.4%	0.2%	0.3%
Underlying Combined Ratio	111.3%	97.6%	103.1%	96.8%	88.6%
Preferred Home & Other					
Combined Ratio as Reported	121.8%	115.7%	68.6%	175.6%	105.4%
Current Year Catastrophe Loss and LAE Ratio	(35.8%)	(39.5%)	9.2%	(94.1%)	(28.8%)
Prior Years Non-Catastrophe Losses and LAE	(2.3%)	1.9%	0.6%	(0.6%)	2.3%
Prior Years Catastrophe Losses and LAE Ratio	5.4%	0.7%	(0.8%)	(0.5%)	(1.1%)
Underlying Combined Ratio	89.1%	78.8%	77.6%	80.4%	77.8%

KEMPER
Earnings Call Presentation – 2Q 2021 | 29

Earnings Call Presentation – 2Q 2021 As Adjusted for Acquisition amounts are non-GAAP financial measures. Subsequent to the applicable acquisitions, the As Adjusted for Acquisitions amounts are computed by subtracting the impact of purchase accounting adjustments from the comparable consolidated GAAP financial measure reported by Kemper. The Company believes computing and presenting results on an adjusted basis are useful to investors and are used by management to provide meaningful and comparable year-over-year comparisons. Non-GAAP Financial Measures 30

Earnings Call Presentation – 2Q 2021 As Adjusted for Acquisition – Continued Non-GAAP Financial Measures ¹ As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021. 31 30-Jun-21 31-Mar-21 31-Dec-20 30-Sep-20 30-Jun-20 Earned Premiums Kemper - GAAP As Reported 1,337.7$ 1,200.8$ 1,214.0$ 1,206.5$ 1,085.3$ AAC - Prior to Acquisition - 87.9 91.2 92.6 92.0 As Adjusted 1 1,337.7$ 1,288.7$ 1,305.2$ 1,299.1$ 1,177.3$ Net Income (Loss) Kemper - GAAP As Reported (62.6)$ 123.2$ 97.5$ 122.3$ 126.1$ AAC - Prior to Acquisition - 6.1 16.9 14.4 18.8 Less: Impact of Purchase Accounting (10.1) (1.8) (3.2) (3.2) (4.4) As Adjusted 1 (52.5)$ 131.1$ 117.6$ 139.9$ 149.3$ As Adjusted 1 - Per Diluted Share (0.82)$ 1.97$ 1.77$ 2.10$ 2.25$ Adjusted Consolidated Net Operating Income (Loss) Kemper - GAAP As Reported (99.4)$ 87.2$ 105.8$ 90.9$ 79.2$ AAC - Prior to Acquisition - 12.3 9.5 12.4 13.3 Less: Impact of Purchase Accounting (10.1) (1.8) (3.2) (3.2) (4.4) As Adjusted 1 (89.3)$ 101.3$ 118.5$ 106.5$ 96.9$ As Adjusted 1 - Per Diluted Share (1.39)$ 1.52$ 1.78$ 1.60$ 1.47$ Three Months Ended

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty P&C Insurance Segment

	Three Months Ended					
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20
Earned Premiums						
Kemper Specialty P&C - GAAP As Reported	$ 1,010.3	$ 877.6	$ 882.4	$ 871.4	$ 759.0	$ 822.5
AAC - Prior to Acquisition	-	87.9	91.2	92.6	92.0	90.3
As Adjusted [1]	$ 1,010.3	$ 965.5	$ 973.6	$ 964.0	$ 851.0	$ 912.8
Current Year Non-CAT Losses and LAE						
Kemper Specialty P&C - GAAP As Reported	$ 877.4	$ 650.0	$ 626.2	$ 589.0	$ 515.8	$ 619.8
AAC - Prior to Acquisition	-	62.0	62.4	62.6	62.2	62.6
Less: Impact of Purchase Accounting						
Amortization of Fair Value Adjustment to Unpaid Loss and LAE	0.3	0.4	0.4	0.3	0.8	0.7
As Adjusted [1]	$ 877.1	$ 711.6	$ 688.2	$ 651.3	$ 577.2	$ 681.7
Insurance Expenses						
Kemper Specialty P&C - GAAP As Reported	$ 205.6	$ 170.3	$ 179.1	$ 159.5	$ 161.2	$ 152.1
AAC - Prior to Acquisition	-	13.1	17.2	18.3	19.7	15.4
Less: Impact of Purchase Accounting	12.9	2.3	4.1	4.2	4.5	5.2
As Adjusted [1]	$ 192.7	$ 181.1	$ 192.2	$ 173.6	$ 176.4	$ 162.3
As Adjusted [1] Underlying Combined Ratio						
As Adjusted [1] Underlying Loss & LAE Ratio	86.8%	73.7%	70.7%	67.6%	67.8%	74.7%
As Adjusted [1] Expense Ratio	19.2%	18.8%	19.7%	18.0%	20.7%	17.8%
As Adjusted [1] Underlying Combined Ratio	105.9%	92.5%	90.4%	85.6%	88.6%	92.5%

KEMPER

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021.

Earnings Call Presentation – 2Q 2021 | 32

Non-GAAP Financial Measures

As Adjusted for Acquisition – Continued

Specialty Personal Automobile Insurance

	Three Months Ended				
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
Earned Premiums					
Kemper Specialty P&C - GAAP As Reported	$ 909.6	$ 785.4	$ 796.1	$ 792.2	$ 689.8
AAC - Prior to Acquisition	-	87.9	91.2	92.6	92.0
As Adjusted [1]	$ 909.6	$ 873.3	$ 887.3	$ 884.8	$ 781.8
Current Year Non-CAT Losses and LAE					
Kemper Specialty P&C - GAAP As Reported	$ 805.1	$ 586.4	$ 569.1	$ 543.4	$ 472.4
AAC - Prior to Acquisition	-	62.0	62.4	62.6	62.2
Less: Impact of Purchase Accounting					
Amortization of Fair Value Adjustment to Unpaid Loss and LAE	0.2	0.3	0.3	0.2	0.6
As Adjusted [1]	$ 804.9	$ 648.1	$ 631.2	$ 605.8	$ 534.0
Insurance Expenses					
Kemper Specialty P&C - GAAP As Reported	$ 187.7	$ 155.3	$ 162.8	$ 145.6	$ 146.7
AAC - Prior to Acquisition	-	13.1	17.2	18.3	19.7
Less: Impact of Purchase Accounting	12.4	1.8	3.3	3.2	3.5
As Adjusted [1]	$ 175.3	$ 166.6	$ 176.7	$ 160.7	$ 162.9
As Adjusted [1] Underlying Combined Ratio					
As Adjusted [1] Underlying Loss & LAE Ratio	88.5%	74.2%	71.1%	68.5%	68.3%
As Adjusted [1] Expense Ratio	19.3%	19.1%	19.9%	18.2%	20.8%
As Adjusted [1] Underlying Combined Ratio	107.8%	93.3%	91.1%	86.6%	89.1%

[1] As Adjusted is a non-GAAP measure, which is comprised by excluding impact of purchase accounting in 2020 and 2021 and including historical results of Kemper and AAC in periods prior to acquisition date of April 1, 2021.

KEMPER
Earnings Call Presentation – 2Q 2021 | 33